EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200331) of NeuroDerm Ltd. of our report dated April 21, 2015, relating to the financial statements of NeuroDerm Ltd., which appears in this annual report on Form 20-F.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
April 28, 2015	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of
PricewaterhouseCoopers International Limited